SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 14, 2001
Date of Report (Date of earliest event reported)

POINT WEST CAPITAL CORPORATION
( Exact name of registrant as specified in its charter)

Delaware	0-27736	94-3165263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Montgomery Street, Suite 250, San Francisco, CA 94111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (415)394-9467

Item 5. Other Events

        On May 14,  2001 Point West Capital Corporation  issued a press release announcing first quarter results and finaical condition and appointment of new Chief Financial Officer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

        99.1 Text of Press Release dated May 14,  2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

POINT WEST CAPITAL CORPORATION

By: /s/ John Ward Rotter
John Ward Rotter
Chief Executive Officer

Date: May 16, 2001

EXHIBIT INDEX

Exhibit Number	Document Description	Sequential Page Number
99.1	Text of Press Release dated May 14, 2001
5

FOR IMMEDIATE RELEASE
May 14, 2001

POINT WEST CAPITAL CORPORATION
ANNOUNCES FIRST QUARTER RESULTS
AND FINANCIAL CONDITION
AND APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER

                    SAN FRANCISCO (May 14, 2001) Point West Capital Corporation (OTC Symbol: PWCC.OB) today reported the following:

(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2000	2001
Loss before extraordinary gain	$(4,079)	$(84)
Extraordinary gain	$-	$1,242
Net (loss) income	$(4,079)	$1,158
Loss per share before extraordinary gain:
Basic
	$(1.22) (1)	$(0.02) (2)
Diluted
	$(1.22) (1)	$(0.02) (2)
Net (loss) income per share:
Basic
	$(1.22) (1)	$0.35 (2)
Diluted
	$(1.22) (1)	$0.31 (3)

(1)	Based on 3,352,624 weighted-average shares of common stock outstanding.
(2)	Based on 3,352,261 weighted-average shares of common stock outstanding.
(3)	Based on 3,751,463 weighted-average shares of common stock outstanding.

                    The Company reported a net loss of $4.1 million for the three months ended March 31, 2001 compared to net income of $1.2 million for the three months ended March 31, 2000. The loss resulted primarily from a $3.4 million loss on securities for the three months ended March 31, 2001, compared to a $418,000 net gain on securities for the same period in 2000. Results for the three-month period ended March 31, 2000 included the positive effects of (i) a $1.2 million extraordinary gain, net of income taxes of $822,000, related to the Company's wholly-owned viatical settlement subsidiary and (ii) $1.1 million of interest income recognized in connection with a warrant received during the first quarter of 2000.

                    The Company also announced the appointment of Joanna L. Zesiger as Chief Financial Officer. Mrs. Zesiger has been with the Company for 7 years and has served as Treasurer since 1999. Prior to serving as Treasurer, Mrs. Zesiger was the Company’s Controller. Before joining Point West Capital, Mrs. Zesiger worked as a Senior Research Associate for Kidder, Peabody. Mrs. Zesiger is a California native and received her bachelor’s degree from Babson College in 1992 and her CFA designation in 2000.

                    Point West Capital is a specialty financial services company. Further information regarding the Company, its results of operations and the other matters discussed in this press release is contained in the Company's Form 10-QSB for the quarterly period ended March 31, 2001 filed with the Securities and Exchange Commission on May 11, 2001.

The following is summary balance sheet information as of March 31, 2001:

Cash and cash equivalents	$2,494,600
Restricted cash	$2,547,494
Investment Securities available-for-sale	$75,053
Loans receivable, net of unearned income of
$599,000 and net of an allowance for loan

losses of $190,000
$36,833,131
Purchased life insurance policies	$29,448,620
Non-marketable securities	$6,695,788
Total assets	$80,995,130
Revolving certificates	$9,059,966
Term certificates	$23,711,908
Securitized notes payable	$35,096,982
Debenture payable	$6,500,000
Total liabilities	$75,326,222
Accumulated comprehensive loss, net of tax benefit	$(132,697)
Accumulated deficit	$(21,459,963)
Total stockholders’ equity	$5,668,908

(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE EARNINGS).

CONTACTS:     POINT WEST CAPITAL CORPORATION, SAN FRANCISCO.
              Alan B. Perper, 415/394-9467